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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 28, 1997 (except with respect to the matter discussed in Note 13, as to which the date is April 16, 1997) on the consolidated financial statements of Patterson Broadcasting, Inc. (and to all references to our Firm) included in or made a part of this Registration Statement.

                                        ARTHUR ANDERSEN LLP

New York, New York
August 4, 1997